Exhibit (s)
Calculation of Filing Fee Tables

FORM N-2
(Form Type)

PROSPECT CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Debt	5.500% Notes due 2025	Rule 415(a)(6)	$215,000.00	100.00%	$215,000.00			N-2	333-227124	August 30, 2018	(1)
	Debt	5.750% Notes due 2028	Rule 415(a)(6)	$287,000.00	100.00%	$287,000.00			N-2	333-227124	August 30, 2018	(1)
	Debt	5.950% Notes due 2032	Rule 415(a)(6)	$69,000.00	100.00%	$69,000.00			N-2	333-227124	August 30, 2018	(1)
Total Offering Amounts						$571,000.00		$0
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$0
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(1) Pursuant to Rule 415(a)(6) under the Securities Act, following the sale of the referenced securities this registration statement covers a total of $761,364,600 of unsold securities that had previously been registered under the registrant’s registration statement on Form N-2, initially filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2018 (No. 333-227124) (the “2018 N-2 Registration Statement”) and remain unsold as of the date hereof. The 2018 N-2 Registration Statement initially registered securities for a maximum aggregate offering price of $5,000,000,000, and of that amount the registrant had previously sold securities for an aggregate offering price of (a) $547,800,400 pursuant to the 2018 N-2 Registration Statement, and (b) $127,670,000 pursuant to the registrant's registration statement on Form N-2, initially filed with the SEC on August 2, 2019 (No. 333-232998) (the “2019 N-2 Registration Statement”), which carried over $500,000,000 of the unsold securities from the 2018 N-2 Registration Statement, leaving a balance of unsold securities from the 2018 N-2 Registration Statement with an aggregate offering price of $4,324,529,600. The $4,324,529,600 of such unsold securities and the registration fee paid by the registrant for such unsold securities was carried forward to this registration statement and will continue to be applied to such unsold securities pursuant to Rule 415(a)(6). Following the sale of securities referenced in the above table, $761,364,600 of such unsold securities remain available for sale under this registration statement. This registration statement also registered an additional indeterminate amount of

Exhibit (s)
securities and, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all additional registration fees for such additional indeterminate amount of securities being registered.